Exhibit 99.1

FINAL TRANSCRIPT

Conference Call Transcript

MODT - Q4 2004 Modtech Holdings, Inc Earnings Conference Call

Event Date/Time: Mar. 30. 2005 / 1:30PM PT

Event Duration: N/A

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Mar. 30. 2005 / 1:30PM, MODT - Q4 2004 Modtech Holdings, Inc Earnings Conference Call

CORPORATE PARTICIPANTS

David M. Buckley

Modtech Holdings, Inc. - President, CEO, Director

Dennis L. Shogren

Modtech Holdings, Inc. - SVP-Finance, CFO

CONFERENCE CALL PARTICIPANTS

Ed McGrath

Morgan Stanley - Analyst

Cliff Walsh

Sidoti and Company - Analyst

Jerry Heffernan

Lord Abbett - Analyst

Les Bryans

UBS Financial Services - Analyst

William Bailey

PRESENTATION

Operator

Ladies and gentlemen, thank you for standing by. Welcome to Modtech Holdings 2004 Fourth Quarter and Year-End Results Teleconference. At this time, all participants are in a listen-only mode. Later we will conduct a question-and-answer session. At that time, instructions will be provided for those interested in entering the queue for the q-and-a.

As a reminder, this conference is being recorded today, March 30, 2005 at the request of Modtech Holdings. Representing Modtech today are Mr. David M. Buckley, the Company’s President and Chief Executive Officer and Mr. Dennis L. Shogren, Senior Vice President and Chief Financial Officer.

Before I turn the call over to Mr. Buckley, however, the Company has requested that I read the following Safe Harbor Statement. During the course of this conference call, we may make projections or other forward-looking statements regarding future events or the future financial performance of the Company. We wish to caution you that actual results may differ substantially. We refer you to the documents the Company files with the Securities and Exchange Commission, specifically the Company’s last filed Form 10-K and Form 10-Q filed in Washington DC. These documents identify important factors that could cause actual results to differ materially from those contained in our projections or forward-looking statements.

I would now like to turn the conference over to Mr. Buckley. Please go ahead sir.

David M. Buckley - Modtech Holdings, Inc. - President, CEO, Director

Thank you very much, and thank you everybody for calling. We just released as you know at 1:00 Eastern Time our fourth quarter results and our 12-month results for 2004. Before I make a few comments, I’d like to turn it over to Dennis Shogren and let him go through the numbers with you. Dennis.

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Mar. 30. 2005 / 1:30PM, MODT - Q4 2004 Modtech Holdings, Inc Earnings Conference Call

Dennis L. Shogren - Modtech Holdings, Inc. - SVP-Finance, CFO

Thanks David. Net sales for the fourth quarter of 2004 were $46.7 million compared to $23.1 million for the fourth quarter of 2003. This increase of $23.6 million was due to a much-improved market outside California classrooms, particularly in Florida and Arizona, and California classroom projects did not dip as they did in 2003.

Net sales for the year increased by $26.8 million or approximately 17% when compared to the prior year. When compared to the prior year, Florida sales of $23.4 million were up 52%; Texas sales of $12.4 million were up 38%; Arizona sales of $30.3 million were up 70%; and California sales of $119.7 million were up 2%. The increased sales in Florida are results of the much-anticipated school market opening up because of funding and the classroom shortages created by the hurricanes last year.

The increased sales in Arizona are largely attributable to U.S. military troop housing solutions as bases were reorganized. General improvement in the commercial market sold primarily through dealers also contributed to the sales increase across the Company.

California classroom sales including both re-locatable and permanent modular construction declined 7% too $96.1 million when compared to the prior year. This decline in net sales is due to timing of specific projects as the overall backlog of California classroom projects grew significantly during the year.

Gross profit for the fourth quarter was $2.5 million compared to loss of $3.1 million the prior year. Gross profits in the fourth quarter of 2003 were negatively impacted by cost overruns on several projects. Gross profit for the year was $2.8 million, a decrease of $9.2 million or approximately 77% when compared to the previous year. Gross profit as a percentage of net sales decreased to 1.5% in 2004 from 7.5% in 2003. The decrease in gross profit was due to several factors. Cost overruns on 2 projects accounted for approximately $4.5 million of the decrease. These cost overruns were primarily a result of underbidding caused by unanticipated raw material cost increases and significant project scope misses during the bidding process.

Inventory write-downs accounted for approximately $1.7 million of the margin erosion. Certain costs were associated with inventory that had been set aside for a specific project which was determined would not occur. This inventory included steel and restricted-use elevators. Other steel inventory was written down due to a determination that the specific lengths in specifications would not be usable within the next 12 to 18 months.

Another significant factor in the low margins achieved during 2004 was the increased prices for commodities such as steel, lumber, and plywood. Some steel components used in our products nearly doubled in price during 2004, and overall our steel costs were up in excess of 30%.

In the fourth quarter, SG&A costs were $1.2 million higher than the previous year. The primary contributors to this increase were $500,000 associated with the direct-sales force which was not in place in 2003, and $500,000 in professional service costs related to the Sarbanes-Oxley and other compliance issues.

In 2004 for the entire year, SG&A costs increased $6.4 million over the prior year with SG&A costs representing 7.8% of net sales compared to 5.1% of net sales in the prior year. This increase is attributable to costs of $2.1 million associated with the management change, increased professional fees associated with Sarbanes-Oxley compliance, professional and settlement fees associated with certain benefit plans, and to increases attributable to higher sales activities across the Company.

We expect to continue the higher costs associated with our growth and addition of a direct-sales force. We also expect Sarbanes-Oxley compliance costs to continue with both higher internal costs and continued costs associated with independent testing of our internal controls. The costs associated with the management change in certain professional and other fees are not expected to recur. During 2004 we recognized a gain of approximately $700,000 on the sale of property in Florida and approximately $750,000 of other income related to a legal settlement.

In 2004, net interest expenses increased from $1.4 million in 2003 to $2.9 million in 2004. The increase is attributable to higher interest rates and a significantly higher average revolver usage during 2004. Also included in 2004 interest expense is the amortization of debt-issuance costs of $643,000 as a result of the partial extinguishment of the prior credit facility at year-end. Interest expense will be higher in 2005 due to the increased debt and increased interest rates.

The net loss of $1.3 million in the fourth quarter compares to a loss of $3.2 million in the prior year. For 2004, the full year loss of $7.9 million compares to income of $1.6 million in 2003. EBITDA was a positive $200,000 for the fourth quarter, and was a negative $8.4 million for the full year. Although this is the second year of declining profits, we expect higher margins in the future because certain of difficulties we experienced in 2004 are not expected to continue into 2005. We have taken aggressive action to modify contracts so that future commodity price increases can be passed to the customers. We are about to put controls in place that significantly reduce the risk of taking work for which the scope is not within our capabilities. Those actions, combined with other improvement initiatives underway since the fourth quarter will affect the turnaround of our profitability.

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Mar. 30. 2005 / 1:30PM, MODT - Q4 2004 Modtech Holdings, Inc Earnings Conference Call

David will now take you through his comments outlining in greater detail the initiatives on which we are currently embarked.

David M. Buckley - Modtech Holdings, Inc. - President, CEO, Director

Thank you Dennis. We have covered a few of the items that we are currently working and some of the steps that we’ve taken for this turnaround, and then we’ll take your questions once I complete these comments.

As you just heard, we started down the road of restructuring and turning the business around. Some of the numbers are going in the right direction; others are taking longer to turn. We’ve addressed the issued head-on and we continue to find new opportunities for improvement. We’re developing a culture of continuous improvement and we’re going to continue to actively find opportunities to make this business better.

Our current leadership team was in place in October 2004. We immediately began to form a systematic review of our internal and market-driven issues, and then the first step was to reorganize the business in the regions with full profit and loss accountability. Three out of four of our current general managers are new to their positions in late ‘04 and early ‘05. Tom Gilchrist is running our Western Region, that’s basically California. Jim Teatoff [ph] is running our Southwest Region. Brad Archer is running our Southeast Region. Greg Taylor has remained in his position in the South Central Region.

In the fourth quarter we were able to begin looking at both internal and market-driven forces that had impacted Modtech most recently, and we have also looked back at the history. One of the largest changes facing the market and this industry has been the transition in California education to a complex permanent modular construction. This was obviously a change in trends from the typical removable and re-locatable classrooms. This transition has really moved much of the work of the building in the California education market from the factory out into the field which is negating the efficiencies of the factory-build units.

We immediately started to decrease our over-dependence on California education by expanding into additional markets. This expansion has led to a growth in bookings outside of California education, and the overall booked gross margin has been coming up. We have worked to decrease the complexity of our California education projects, and where there is large field component, we’re working to improve our estimating in field management processes to make sure our book gross margins improve on these projects too.

We restored and we will continue to restore numerous customer relationships in all of our distribution channels. We began to realign our front-end processes. We are simplifying them, we are simplifying our strategy, and we are simplifying our designs. We addressed numerous major projects that had major issues, and we looked for root causes to these to make sure that we don’t make those mistakes in the future and we changed the processes that caused those mistakes. We changed our internal control to ensure that no new contracts outside of our core competencies have been accepted. We’ve taken significant steps to price each project based upon market pricing, with clear floors to our acceptance of gross margin booked per project.

We’ve put in place a professional development plan to begin educating and training and developing our key positions and associates throughout the Company. We need to build our bench [ph] strength and we’re taking strong actions to make that happen. We restructured the responsibilities for customer interface and collections. This also includes a commission and bonus program that’s tied to the issues that are important to both the customer and to Modtech. We changed our go-to-market strategy matching our distribution channels to our markets served. We aligned our national, regional, and local demands to our product offerings. We created our 2005 Business Plan and go-to-market strategy that will get us back to the basics of effectively manufacturing and providing quality structures to our customers.

As you’ve seen from some of the basic numbers, all of these efforts are starting to have a payoff. We face additional issues common to a turnaround of this size and scope, and in each case where we’re identifying the issues, we’re also identifying the root causes. And we’re putting the necessary resources in place to change the process and ensure the root cause is eliminated.

Building on the changes that we’ve started in 2004, in 2005 some of the things that we’ve done are close our refinancing as previously announced. We’ve got in Tim Traaen, who is the Senior Vice President of Continuous Improvement and Supply Chain Management. He’s jumped right in and made an immediate improvement in supplier relations, inventory management, and he’s also kicked off the Lean Team with the Lean Enterprise Initiative. Since the launch of the Lean Enterprise Initiative, we’ve seen several immediate effects in the areas that they’ve been concentrating. We initiated national supplier contracts and they show promise for significant saving. We have initiated several national customer contracts that will benefit Modtech and our customers. We’ve formed financing and leasing partnerships with several key customers and suppliers that have led to increased sales and ease of doing business for finance deals.

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Mar. 30. 2005 / 1:30PM, MODT - Q4 2004 Modtech Holdings, Inc Earnings Conference Call

We formed a government sales and services team to capitalize on the known requirements of the Federal and State governments. We started a systems and infrastructure overhaul providing the proper tools and associated processes to our associates. We’ve continued professional development efforts with management spending a significant amount of their time in getting the right people in the right jobs. We are providing the necessary training to capitalize on their abilities.

These are just basically a sampling of the efforts that we’ve undertaken. We’ve started to build momentum in several areas inside of the business, including sales, estimating, and production. I want to say that we remain cautious in our optimism strictly due to the fact that we’re all experienced managers. We’ve participated in significant transformational efforts in the past. It’s never as easy as it first appears, and change in the culture of the business and its employees can take some time.

We continue to face issues with low-margin backlog that we will have to work through. We anticipated that the overwhelming bulk of the low-margin backlog will be complete in the second and third quarters of 2005. We continue to face issues with inadequate process systems and technologies. We’ve already taken numerous steps to address each one of those issues.

The most significant change we face is in changing the culture of this business. We launched as discussed the Six Pillars of Strength, integrity, accountability, straightforward communication, customer, people and teams, and our leaders’ commitment to these ideals is going to bring about change to this culture. Success breeds success, and we are beginning to build teams that are succeeding. We are optimistic about our numbers for 2005. As we’ve stated in the past, we believe that we will achieve $220 million in revenues. Gross margin will be $25.5 million or 11.6%, and EBITDA of $15 million or 7%.

In closing, I just want to say that we’ve started down this path, and it’s not something that’s going to happen overnight. And we’re not going to see appreciable gains until the third and fourth quarters, as we’ve mentioned in the past. We’re going to continue to turn over every single rock for savings, productivity, and efficiency. We are very optimistic about our future, and we’re extremely happy to be here. And it’s now mine and Dennis’ pleasure to answer any questions that you may have.

QUESTION AND ANSWER

Operator

(OPERATOR INSTRUCTIONS). Ed McGrath, Morgan Stanley.

Ed McGrath - Morgan Stanley - Analyst

Hey guys, how are you? You mentioned the low-margin backlog won’t be delivered and out of the system until the second or third quarter. Can you give us a mix of what percentage of the first and second quarters will be low-margin backlog versus some of the newer high-margin stuff that we’re writing?

Dennis L. Shogren - Modtech Holdings, Inc. - SVP-Finance, CFO

Ed this is Dennis. I don’t know if I can answer the question quite the way that you’ve asked it. We expect there to be a fairly steady ramp-up of our gross margins through the year starting at about the level we were at in the fourth quarter, and relatively straight line. What we’ve looked at would suggest that we’ve got about a 50/50 mix in California through the first half, and then it drops dramatically in the third quarter down into the 15% range, I’d say 15% to 20% range, and we’ll be out of that by the end of the third quarter.

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Mar. 30. 2005 / 1:30PM, MODT - Q4 2004 Modtech Holdings, Inc Earnings Conference Call

David M. Buckley - Modtech Holdings, Inc. - President, CEO, Director

And this is almost purely, well it is purely a California education issue. The other backlog in our inventory goes pretty quickly through the process and through the system and doesn’t last for more than a quarter or so. Because of the [inaudible] of the California education jobs, the issue is strictly related to California education.

Ed McGrath - Morgan Stanley - Analyst

David, in our conversation the day before Thanksgiving, you suggested to me that you’ve gone back to some of the school districts and demanded changes because of the steel costs. Are any of the low-margin backlog contracts that we’re going to experience and deliver in the first and second quarters, do we know we’re going to have losses on them? And if so, can we walk away from them or change the contracts?

David M. Buckley - Modtech Holdings, Inc. - President, CEO, Director

Unfortunately, we can’t walk away from the projects we’ve already committed to. We have gone back on just about all of the major ones where we knew we could have success and renegotiated those. We just closed 2 more yesterday where we’ve gone back and renegotiated to acceptable margins. They aren’t our target margins but they’re acceptable for the projects that we’ve been working on.

Ed McGrath - Morgan Stanley - Analyst

Okay thanks.

Dennis L. Shogren - Modtech Holdings, Inc. - SVP-Finance, CFO

Two things have happened with that. One is that often the scope changes so the project, actually the mix changes. It’s one of the reasons it’s difficult to answer your first question directly.

The second one I want to address is though, known losses, we have recognized any known losses on existing projects. We don’t carry that across to year-end.

Ed McGrath - Morgan Stanley - Analyst

Okay great, thanks.

Operator

Cliff Walsh, Sidoti and Company.

Cliff Walsh - Sidoti and Company - Analyst

Can you comment on Sarbanes-Oxley and where you stand with that and some of the issues that you have leading up to last week and the auditors and such?

Dennis L. Shogren - Modtech Holdings, Inc. - SVP-Finance, CFO

Sure, where we stand with Sarbanes-Oxley is we are taking advantage of the 45-day extension that the SEC graciously offered for us and other companies. We met the requirements for that and have announced that we’re going to take that 45 days. What that does is puts us in an interesting position where we will in our 10-K filing discuss briefly the material weaknesses that we’ve uncovered, but we will not have a 404 report until the 45 days is up, or close to it.

Where we’ve been is we’ve been through this process, of course. It’s an internal process where we reviewed our internal controls, made sure that our documentation was up to speed. We’ve done testing internally. We used an outside consulting firm through the last 4 months of ‘04 for most

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Mar. 30. 2005 / 1:30PM, MODT - Q4 2004 Modtech Holdings, Inc Earnings Conference Call

of that work, and we hired a manager of internal controls who started on January 2 who has taken over that responsibility for us. That’s a full-time role that didn’t exist before. So we are making every effort to ferret out any of the control weaknesses that we have, put remediation into place for those so that we can make sure we’re moving forward with a clean slate from an internal control standpoint.

Cliff Walsh - Sidoti and Company - Analyst

Can you comment on what those material weaknesses are and kind of the severity of them?

Dennis L. Shogren - Modtech Holdings, Inc. - SVP-Finance, CFO

I can talk just in general about them. When you go through this process, one of the things in determining what truly is a deficiency and how does it constitute a material weakness, and we’ve taken the approach so far that anything that was an audit adjustment, in other words if it was just an error or a misclassification during the audit process, that indicates that there was a weakness in the, or a deficiency in the internal control. And because it made its way into the financial reporting could have been material, those fall into the classification of material weakness.

One of the fears that we have is that that could in fact appear to trivialize things, but we have along with our auditors taken the approach that that’s what’s required of us. We’ve had, I can give you just a little bit of a range of these. We’ve had issues with segregation of duties. For instance, until we added a couple of staff people, we were not able to divide the work sufficiently so that we had in all instances someone reviewing someone else’s work. I am an example of that. I didn’t have all of the work that I did reviewed by someone until we hired a Director of Accounting on staff. We had to add that in order to put that segregation of duties in place, a necessary addition, and that’s one of the issues.

We also have found some deficiencies in our management of our internal controls of IT that we’re working on. We’ve had a person or two get through the process in terms of their authorization for a specific application, that sort of thing. It’s been limited, but again seen as a deficiency.

We will in the filing of our Form 10-K have a summary of those material weaknesses, and we will have a full report out by the end of April.

Cliff Walsh - Sidoti and Company - Analyst

Okay, fair enough. Any key project wins you could comment on?

Dennis L. Shogren - Modtech Holdings, Inc. - SVP-Finance, CFO

Project wins?

David M. Buckley - Modtech Holdings, Inc. - President, CEO, Director

Project wins did you say?

Cliff Walsh - Sidoti and Company - Analyst

Yes, project wins, you know any big projects that you recently booked or anything of that nature.

David M. Buckley - Modtech Holdings, Inc. - President, CEO, Director

We continue to do real well in Florida. We’ve booked a couple of very nice jobs in Florida. We’ve also booked several nice jobs here in California. One of the things that we want to guard against is giving overly-optimistic numbers because then we’re liable when we don’t give any negative news. So right now what we’re trying to do is just purely concentrate on getting the costs out because revenues are not our issue right now as you can see from the numbers.

Cliff Walsh - Sidoti and Company - Analyst

Absolutely.

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Mar. 30. 2005 / 1:30PM, MODT - Q4 2004 Modtech Holdings, Inc Earnings Conference Call

Dennis L. Shogren - Modtech Holdings, Inc. - SVP-Finance, CFO

Cliff one of the issues in the past has been big wins, and of course with those big wins come associated big risks. What we’ve been concentrating on are more smaller projects that combined have really added to our backlog. One of the things that we want not to focus entirely on is what our backlog is. But if you let me just give you a quick update on that. At the end of February, our overall backlog for the Company was $172 million. That’s up from $135 million at the end of February in ‘04. And what we wanted to do was to share where that backlog was; $145.7 million of that backlog is in California. The majority of that, of course, is California classrooms. Arizona had a $3.5 million backlog at the end of February; Texas a $1.4 million; and Florida had $21.4 million in backlog at the end of February.

You can see the continued good fortune on the top side, so we continue to do well on the booking side, not with lots of big projects but many of the smaller ones that we believe are better for us in our risk profile.

David M. Buckley - Modtech Holdings, Inc. - President, CEO, Director

And Cliff in our review of our historical numbers and the projects that we’ve run as a Company, there is a clear correlation between the complexity and size of a project and the diminishment of gross margins on a project. And what we found is the less complex factory-oriented projects tend to retain all of their margin and tend to have better numbers for the business. They also tend to flow through faster, and have less risk. This is part of our 2005 strategy, and it’s part of us trying to get away from talking about significant backlog because when we talk backlog, all we’re really talking about is California education, and that’s only an indication of the inefficiency of the market.

Cliff Walsh - Sidoti and Company - Analyst

Okay, all right that does it for me. Thanks so much, guys.

Operator

William Bailey, Private Investor.

William Bailey

Hi Dennis, David. I wanted to congratulate you on the progress on your recent cultural changes. They’re obvious.

David M. Buckley - Modtech Holdings, Inc. - President, CEO, Director

Thank you sir.

William Bailey

I have kind of a general area that concerns me. The Pacific Northwest, Lathrup and the effects of closing the Lathrup facility, which I’ve observed over, say the last 8 years periodically. At one time it appeared to be a cash cow. In the last few years, it was obvious a decline was taking place. I wonder if you could discuss that a bit on why it is no longer profitable.

David M. Buckley - Modtech Holdings, Inc. - President, CEO, Director

Yes, I would be happy to. We looked at all of our facilities, and Lathrup was suffering from numerous issues. When we look back historically, number one Northern California was never separated out from Southern California as far as earnings go. And secondly, when we tried to pull it out, what we found was it’s likely that the business never had enough volume to be profitable. It was a region that in its best year would do $12

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Mar. 30. 2005 / 1:30PM, MODT - Q4 2004 Modtech Holdings, Inc Earnings Conference Call

million to $15 million, in some years did much less. The losses suffered by Northern California with the Lathrup facility ranged anywhere from $450,000 in a year to north of $5 million in a year for this past year. The overall condition of the plant, the equipment there and the management, and the overall capabilities and depth of the staff there led to this decision.

The other side of it was we have significant capacity in Southern California, and we weren’t utilizing all of our capacity in a plant that’s much more efficient in Northern California was. And as a result, we looked at it and we spoke with customers, we looked at the market and said the efficiencies that we’re going to gain in the production side of the house far outweigh the transportation costs that we may add by shipping materials to our customers in Northern California. We are retaining our customers. In fact, we’ve put a full-court press on to impress upon our customers the fact that not only are they going to get the same or better service, they’re likely going to get better quality also as a result of going through a facility that’s going to gain in efficiencies by the added work. So this was a fairly simple decision based upon the fact that the locations are only a few hundred miles apart.

William Bailey

You’ve answered the 2 other questions that I had anticipated. I have just 1 final one David. Have you conducted any feasibility studies for locating in the Pacific Northwest?

David M. Buckley - Modtech Holdings, Inc. - President, CEO, Director

We have. We’ve looked at several of the operators in the Washington and Oregon area. The geographic concentration I’m not sure as to where we need it, but we aren’t ruling it out either. As I said, we really need to get our ship sailing smooth and steady before we start moving into additional areas I think.

William Bailey

Thanks a million for your response, and continued success.

David M. Buckley - Modtech Holdings, Inc. - President, CEO, Director

Thank you sir.

Operator

(OPERATOR INSTRUCTIONS). Jerry Heffernan [ph], Lord Abbett.

Jerry Heffernan - Lord Abbett - Analyst

Good afternoon gentlemen. It certainly seems like things are moving in the right direction. Congratulations on that.

David M. Buckley - Modtech Holdings, Inc. - President, CEO, Director

Thanks Jerry, but let’s save the congratulations until we’re making a little more money please.

Jerry Heffernan - Lord Abbett - Analyst

Well, I don’t think it’s too much, it’s only incremental, congratulations.

David M. Buckley - Modtech Holdings, Inc. - President, CEO, Director

Okay, thank you.

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FINAL TRANSCRIPT

Mar. 30. 2005 / 1:30PM, MODT - Q4 2004 Modtech Holdings, Inc Earnings Conference Call

Jerry Heffernan - Lord Abbett - Analyst

I just want to review a couple of comments that were made and make sure I have them right. The backlog of California classroom projects grew through the year? Did I get that right?

Dennis L. Shogren - Modtech Holdings, Inc. - SVP-Finance, CFO

The backlog for California classrooms did grow through the year.

Jerry Heffernan - Lord Abbett - Analyst

Okay, and is that with you or with just the California needs in general?

Dennis L. Shogren - Modtech Holdings, Inc. - SVP-Finance, CFO

It is both, and in part that can be driven by just the timing on some specific projects and that timing can be both when they come out for quote and for release. And the other one is what the actual timing of the project is for completion.

David M. Buckley - Modtech Holdings, Inc. - President, CEO, Director

With the majority of the school districts in California, we have a very good history. We have a great product and a quality product, and the school districts like us very, very much. We have a terrific sales staff and a good project management staff that keeps the customer happy. But again, as I said that doesn’t flow through as quickly as we’d like it to.

Jerry Heffernan - Lord Abbett - Analyst

Fair enough, fair enough.

Dennis L. Shogren - Modtech Holdings, Inc. - SVP-Finance, CFO

Just if I could add one thing. There was backlog that had previously been under contract with our 2 competitors that went out of business in late ‘04 that also added to that growth in the backlog because we were able to enter the market and pick some of that up that we had previously not won.

Jerry Heffernan - Lord Abbett - Analyst

Resulting in a market share gain.

David M. Buckley - Modtech Holdings, Inc. - President, CEO, Director

Yes, absolutely but it’s again, those projects took significant renegotiation and change in scope because we could not take the projects as they were bid.

Jerry Heffernan - Lord Abbett - Analyst

Okay, is it fair to say that while Modtech was under-pricing a fair amount of business, the market as a whole was under-pricing their business?

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Mar. 30. 2005 / 1:30PM, MODT - Q4 2004 Modtech Holdings, Inc Earnings Conference Call

David M. Buckley - Modtech Holdings, Inc. - President, CEO, Director

They absolutely were. There was a race for the bottom

Jerry Heffernan - Lord Abbett - Analyst

Okay, as far as riding the ship here — I was going to stay with the metaphor that you’d worked on there — a few things have to happen. One, Modtech needs to begin a self-discipline process of bidding properly. Additionally, the market has to wake up and come to accept the new world order here that the bids are going to come out on a profitable basis, i.e. on a higher number.

David M. Buckley - Modtech Holdings, Inc. - President, CEO, Director

You’re absolutely right Jerry. The funny thing is that that has happened anyway. The demise of 2 of our former competitors that were almost purely California education has shown the school districts that if they want to have their projects completed, they’ve got to pay for them. The other side of that fact is the fact that our margins have come up as a result of our being able to go out and renegotiate as the scope has changed because the school districts are seeing an overwhelming rise in construction costs, whether it’s with us or with traditional construction. And as a result, they’re jumping at the opportunity to go with us at 10% to 15% lower cost structure than traditional construction. And so they’re willing to take the increasing costs that result in better margins for us.

Jerry Heffernan - Lord Abbett - Analyst

Okay, I’d like to come to that. If I can just get 2 real quick things here. The positive EBITDA in Q4 ‘04, that number was given and I didn’t get it down.

Dennis L. Shogren - Modtech Holdings, Inc. - SVP-Finance, CFO

I’m sorry, the fourth quarter EBITDA positive was $200,000.

Jerry Heffernan - Lord Abbett - Analyst

Okay, and you had stated goals that you were shooting for in ‘05, $220 million in revenues, I believe it was $25 million in gross margin?

David M. Buckley - Modtech Holdings, Inc. - President, CEO, Director

Yes, let me confirm because I don’t want to make a mistake; $220 million in revenues, gross margin of $25 million or 11.5% and EBITDA of $15 million or 7%.

Jerry Heffernan - Lord Abbett - Analyst

Okay, and just to further on that, you have fully vetted the current backlog of business for unprofitable projects to the best of your ability and have taken the loss on those projects already in fiscal year ‘04, is that correct?

Dennis L. Shogren - Modtech Holdings, Inc. - SVP-Finance, CFO

Where we have been able to forecast it, they would be in the loss position.

Jerry Heffernan - Lord Abbett - Analyst

Okay, so if you were perfect in your forecasting, which nobody is and I’m not expecting you to be, but if everything was perfect and works out the way you see it today, the least profitable piece of business that you would have in the upcoming quarters is a 0% margin.

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FINAL TRANSCRIPT

Mar. 30. 2005 / 1:30PM, MODT - Q4 2004 Modtech Holdings, Inc Earnings Conference Call

Dennis L. Shogren - Modtech Holdings, Inc. - SVP-Finance, CFO

Given your parameters, that is correct.

Jerry Heffernan - Lord Abbett - Analyst

Okay, very good. I just want to make sure I understand exactly what should be coming through as a means to be able to judge what’s happening as we see it in the future.

Dennis L. Shogren - Modtech Holdings, Inc. - SVP-Finance, CFO

Sure.

Jerry Heffernan - Lord Abbett - Analyst

One last question, this gets a little more broad-based. California school business, you’re moving away from the complex structures where it required a lot of site work to complete the project and back to the things that are done simply in the factory. Now, one thing that was in the back of my mind as you were talking about that, you almost seemed to refer to it as projects that you were building that were for permanent-placed buildings. And I thought that part of the regulatory environment in California that a certain percentage of classrooms built had to be of the modular variety and that that was one of the reasons why Modtech and their competitors were winning business in this business which became this more complex design.

David M. Buckley - Modtech Holdings, Inc. - President, CEO, Director

The interesting thing is that because of the cost benefits of modular construction, many of the school districts have been going to permanent construction simply because we’re a nice alternative at a lower cost to onsite construction. What’s been happening over the past couple of years has been that the architecture and the design of these units has gotten very complex to the point that there’s very little repeatability onsite of types of units or types of finishes, interiors, that type of thing. Any manufacturing company does best when it manufactures many of the same thing over and over. When you’re manufacturing one-offs every single day, the whole up-front piece, the design piece, and the estimating piece becomes very, very complex. And what we haven’t done a good enough job of, what this industry has typically done is gone into a school district and an architect and said what do you want. And they designed it for them, and then they went ahead and built it.

What we’re trying to do is not necessarily — one of the things we worry about is that there’s going to be a misunderstanding. We are very interested in the California education market place. It’s a wonderful market for us, and it’s a market that we are going to continue to expand into, and it’s one that we’re going to continue to grow. But we’re going to be a lot smarter about how we approach it and offer schools standard products that we can provide for them quickly, we can provide for them with known cost structures, and we can provide a quality product that we’ve done over and over and over. That’s how you make money with manufacturing and that’s something that we can proactively go after. The market is accepting of that. We’re already seeing acceptance of our attempts to do that, and we’re moving back away from what do you want it to be to here’s what we can do.

Jerry Heffernan - Lord Abbett - Analyst

Okay, so you will still be offering the 2-story modular building?

David M. Buckley - Modtech Holdings, Inc. - President, CEO, Director

Absolutely.

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FINAL TRANSCRIPT

Mar. 30. 2005 / 1:30PM, MODT - Q4 2004 Modtech Holdings, Inc Earnings Conference Call

Jerry Heffernan - Lord Abbett - Analyst

Okay, but instead of saying well, we’ll make that design in any shape and style that you want, you’re going to say here is a choice of 3 colors and here is a choice of 3 designs. Pick one.

David M. Buckley - Modtech Holdings, Inc. - President, CEO, Director

That’s right.

Jerry Heffernan - Lord Abbett - Analyst

Okay.

David M. Buckley - Modtech Holdings, Inc. - President, CEO, Director

It will be a little more complex than that, but that’s basically it.

Jerry Heffernan - Lord Abbett - Analyst

Very good, thank you very much guys.

Operator

Les Bryans, UBS Financial Services.

Les Bryans - UBS Financial Services - Analyst

Hi, David and Dennis, I want to thank you very much for the tour that you gave Adam and me. I also think it would be interesting to the people to know of some of your plans and how to expand your production with the same facilities.

David M. Buckley - Modtech Holdings, Inc. - President, CEO, Director

I’ll be happy to talk about that. One of the things that we’ve done in the past 3 months is we’ve started our Lean Enterprise work. Lean is something that both Dennis and I have been through in the past. We’re already seeing a significant improvement in through-put in our current facilities and with our current staff. We’re doing things more efficiently, we’re doing it more timely, and we’re getting to where we’re actually implementing basic manufacturing processes that are improving our through-put and our productivity.

On top of that, 2 of our major lines, there’s something called shotgun where you put a unit down a line end-to-end, and when these units are 60 feet long, you can only fit about 3 or 4 units under the building at once, whereas if you turn that — I know this sounds simplistic — but if you turn that 90 degrees, and you bring it down sideways, you can fit many more units under the roof and have many more work stations going at once. So there are many things we can do to improve our efficiencies and get through-put with our existing facilities.

The second side of it is we only run one shift right now except for second shift on welding. We are not fully utilizing our fixed capital, and we can do that better by adding people to additional shifts. So we can expand our capacity fairly simply here in California and all of our other facilities.

Les Bryans - UBS Financial Services - Analyst

Have you implemented the turn of the units?

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FINAL TRANSCRIPT

Mar. 30. 2005 / 1:30PM, MODT - Q4 2004 Modtech Holdings, Inc Earnings Conference Call

David M. Buckley - Modtech Holdings, Inc. - President, CEO, Director

We are holding our first ties-in on plant layout in another week from now, and the results of that will be the turn, I am quite certain, along with the layout of each of the work stations.

Les Bryans - UBS Financial Services - Analyst

That’s one of the things that impressed me very much was how you can take something that’s been done for a long time and revolutionize it by a simple move. And I thank you very much. You guys seem to have your stuff together. Go to it.

David M. Buckley - Modtech Holdings, Inc. - President, CEO, Director

Thank you sir.

Operator

We have no further questions at this time. Please proceed with your presentation or any closing remarks.

David M. Buckley - Modtech Holdings, Inc. - President, CEO, Director

We’d like to thank each and every one of you for calling in. We hope to have improving news each time we get on one of these calls. We are both very pleased to take your calls at any time. If any of you have any questions or any of you didn’t get your questions answered today, please feel free to call me or call Dennis at any time. Our numbers are on the bottom of each of our financials that we’ve released.

So thank you all very much for calling in, and I look forward to speaking with you in the future.

Operator

That concludes today’s Modtech Holdings 2004 Year-End Results Conference Call. You may now disconnect.

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